Filed Pursuant to Rule 424(b)(2)
                                                     Registration No. 333-132747

[UBS LOGO]                   PROSPECTUS SUPPLEMENT
                             (To Prospectus dated March 27, 2006)

Performance Securities
UBS AG $10,000,000 SECURITIES LINKED TO AN INTERNATIONAL BASKET OF INDICES DUE JANUARY 30, 2012

Issuer (Booking Branch):      UBS AG (Jersey Branch)

Term; Maturity Date:          5 years (the Securities will mature on January 30, 2012)

No Interest Payments:         We will not pay you interest during the term of the Securities.

Basket Indices:               The Index Basket (the "Basket") is composed of five equity indices (each, a "Basket Index" and, together, the "Basket
                              Indices"). The Basket Indices and their weightings in the Basket are as follows:

                              BASKET INDICES                                            WEIGHTS
                              -----------------------------------------------------------------
                              FTSE/Xinhua China 25 Index(TM) ("China 25 Index") .....     30%
                              Korea KOSPI(TM) 200 Index ("KOSPI2 Index") ............     30%
                              MSCI Malaysia Index(SM) ("Malaysia Index") ............     20%
                              MSCI Singapore Index(SM) ("Singapore Index") ..........     10%
                              MSCI Thailand Index(SM) ("Thailand Index") ............     10%

Payment at Maturity:          At maturity, you will receive a cash payment per $10 principal amount of the Securities that is based on the Weighted Index
                              Component Return (as defined below) of each Basket Index, which may be positive or negative, and will be the sum of the
                              following:

                              o     For each Basket Index for which the Index Return is
                                    positive, you will participate in 139% of such Index Return
                                    (the "Participation Rate"), adjusted as per the weight of
                                    such Basket Index.

                              o     For each Basket Index for which the Index Return is
                                    negative, your payment will be reduced by 1% (or fraction
                                    thereof) for each 1% (or fraction thereof) decline in such
                                    Index Return, adjusted as per the weight of such Basket
                                    Index.

                              For a description of how your payment at maturity will be
                              calculated, see "What are the steps to calculate payment at maturity" on page S-5 and "Specific Terms of the
                              Securities--Payment at Maturity" on page S-36.

                              YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX RETURN
                              OF ONE OR MORE BASKET INDICES IS NEGATIVE.

With respect to
each Basket Index:

   Index Return:              Index Ending Level - Index Starting Level
                              -----------------------------------------
                                         Index Starting Level

   Index Component Return:    If the Index Return is positive: Index Return x Participation Rate
                              If the Index Return is negative: Index Return

   Weighted Index
   Component Return:          Index Component Return x Weight of the Basket Index

   Index Starting Level:      With respect to each Basket Index, the closing level of the particular Basket Index on January 23, 2007 (the "trade date").

   Index Ending Level:        The average of the closing levels of the Basket Index on each of the Averaging Dates, including January 23, 2012 (the "final valuation date").

   Averaging Dates:           August 31, 2011; September 30, 2011; October 31, 2011; November
                              30, 2011; December 30, 2011; and the final valuation date.

No Listing:                   The Securities will not be listed or displayed on any securities exchange, the Nasdaq Global Market System or any electronic communications network.

CUSIP Number:                 90261J541

ISIN Number:                  US90261J5415

To help investors identify appropriate structured investment products ("Structured Products"), UBS organizes its Structured Products into four categories: Protection Solutions, Optimization Solutions, Performance Solutions and Leverage Solutions. The securities offered hereby are classified by UBS as a Performance Solution for this purpose. For a more detailed description of each of the four categories, please see "Structured Product Categorization" on S-4.

SEE "RISK FACTORS" BEGINNING ON PAGE S-8 FOR RISKS RELATED TO AN INVESTMENT IN THE SECURITIES.

This offering is registered with the Securities and Exchange Commission. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to     Underwriting   Proceeds to
                            Public        Discount       UBS AG
Per Security ..........           100%        2.00%         98.00%
Total .................   $10,000,000     $200,000     $9,800,000

UBS INVESTMENT BANK   UBS FINANCIAL SERVICES INC.

Prospectus Supplement dated January 23, 2007

--------------------------------------------------------------------------------

Prospectus Supplement Summary

THE FOLLOWING IS A SUMMARY OF TERMS OF THE SECURITIES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE SECURITIES. THE INFORMATION IN THIS SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE SECURITIES?

The Market Performance Securities (the "Securities") are medium-term notes issued by UBS whose return is linked to the performances of five equity indices (each, a "Basket Index" and, together, the "Basket Indices"). You will receive a cash payment at maturity that is based on the Index Return (as defined below) of each Basket Index, which may be positive or negative, as adjusted according to the weight of the particular Basket Index. For each Basket Index for which the Index Return is positive, you will participate in 139% of such Index Return (the "Participation Rate").

The Basket Indices and their relative weightings are set forth below:

     BASKET INDICES                                                WEIGHTS
     ---------------------------------------------------------------------
     FTSE/Xinhua China 25 Index(TM) ("China 25 Index") .........       30%
     Korea KOSPI(TM) 200 Index ("KOSPI2 Index") ................       30%
     MSCI Malaysia Index(SM) ("Malaysia Index") ................       20%
     MSCI Singapore Index(SM) ("Singapore Index") ..............       10%
     MSCI Thailand Index(SM) ("Thailand Index") ................       10%

The relative weights of the Basket Indices will not change over the term of the Securities.

The China 25 Index is a real-time index calculated and published by the FTSE Xinhua Index Limited, comprising 25 of the largest and most liquid Chinese stocks listed and trading on the Hong Kong Stock Exchange. The China 25 Index is reported by Bloomberg L.P. under the ticker symbol "XIN0I."

The KOSPI2 Index is a capitalization-weighted index of 200 Korean stocks which make up 90% of the total market value of the Korea Stock Exchange. The KOSPI2 Index is reported by Bloomberg L.P. under the ticker symbol "KOSPI2."

The Malaysia Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Malaysia. The Malaysia Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "MSDUMAF."

The Singapore Index is a free-float adjusted market capitalizations index of 39 stocks that is designed to measure equity market performance in Singapore. The Singapore Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "SGY."

The Thailand Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Thailand. The Thailand Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "MXTH."

MSCI is Morgan Stanley Capital International, which is further described starting on page S-33.

For further information concerning the Basket Indices, see "The Indices" on page S-15.

WHAT IS YOUR PAYMENT AT MATURITY?

You will receive a cash payment at maturity that is based on the Index Return (as defined below) of each Basket Index, which may be positive or negative. You will participate in 139% of any Basket Index gains (the "Participation Rate"). The Securities are exposed to the full downside risk of each Basket Index and any negative Index Returns will reduce your cash payment at maturity.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

We will not pay you interest during the term of the Securities.

The "Index Return", which may be positive or negative, will be calculated with respect to each Basket Index as follows:

             Index Return = Index Ending Level - Index Starting Level
                            -----------------------------------------
                                       Index Starting Level

The "Index Starting Level" of each Basket Index is the closing level of the particular Basket Index on the trade date. The Index Ending Level is the arithmetic average of the closing level of each Basket Index on each of the Averaging Dates, including January 23, 2012 (the "final valuation date").

The Averaging Dates are: August 31, 2011; September 30, 2011; October 31, 2011; November 30, 2011; December 30, 2011; and the final valuation date.

The "Index Component Return" for each Basket Index is calculated as follows:

      IF THE INDEX RETURN FOR THE BASKET INDEX IS POSITIVE:

      Index Component Return = Index Return x Participation Rate

      IF THE INDEX RETURN FOR THE BASKET INDEX IS NEGATIVE:

      Index Component Return = Index Return

The "Weighted Index Component Return" will equal the Index Component Return for each Basket Index multiplied by the Weight of such Basket Index.

      Weighted Index Component Return = Index Component Return x Weight

The Weights of the respective Basket Indices are as follows:

         China 25 Index .................    30%
         KOSPI2 Index ...................    30%
         Malaysia Index .................    20%
         Singapore Index ................    10%
         Thailand Index .................    10%

At maturity, you will receive a cash payment per $10 principal amount of the Securities as follows:

Payment at maturity = $10 + ($10 x sum of the Weighted Index Component Returns)

For further information concerning the calculation of the return on each Basket Index and of the payment at maturity, see "What are the steps to calculate payment at maturity?" beginning on page S-5 and "Specific Terms of the Securities--Payment at Maturity" beginning on page S-36.

SELECTED PURCHASE CONSIDERATIONS

o GROWTH POTENTIAL--The Securities provide the opportunity to participate in the potential increase in the appreciation of each Basket Index from the trade date relative to the final valuation date. You will participate in 139% of any Basket Index gains.

o MINIMUM INVESTMENT--Your minimum investment is 10,000 Securities at a principal amount of $10.00 per Security (for a total minimum purchase price of $100,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 10,000 Securities.

SELECTED RISK CONSIDERATIONS

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" beginning on page S-8.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL--The Securities are fully exposed to any decline in each of the Basket Indices. You may lose some or all of your investment if the Index Return of one or more Basket Indices is negative.

o MARKET RISK--The return on the Securities, which may be positive or negative, is linked to the performance of each of the Basket Indices, and will depend on whether, and the extent to which, the respective Index Returns is positive or negative.

o NO INTEREST PAYMENTS--You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the securities included in the China 25 Index, the KOSPI2 Index, the Malaysia Index, the Singapore Index and the Thailand Index (the securities included in the Basket Indices are collectively referred to herein as the "Basket Constituent Stocks").

o NO DIRECT EXPOSURE TO FLUCTUATIONS IN FOREIGN EXCHANGE RATES--Except as noted below with respect to the Malaysia Index, the value of your Securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the Basket Constituent Stocks are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in payment at maturity.

o FOREIGN CURRENCY EXCHANGE RISK WITH RESPECT TO THE MALAYSIA INDEX--The Malaysia Index is calculated in U.S. Dollars while the equity securities comprising the Malaysia Index are traded in currencies other than U.S. Dollars. As a result, the value of your Securities may be exposed to foreign currency exchange risk with respect to the Malaysia Index.

o THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE SECURITIES--The Securities will not be listed or displayed on any securities exchange, the Nasdaq Global Market System or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you sell your Securities prior to maturity, you may have to sell them at a substantial discount.

o THE PAYMENT ON YOUR SECURITIES IS LINKED TO AN AVERAGE OF THE RETURN ON EACH BASKET INDEX--The amount that you will be paid on your Securities at maturity, if any, will depend upon the Index Return of each Basket Index, which, in turn, will depend upon the average of the closing levels of the respective Basket Indices on each of the Averaging Dates, including the final valuation date. As a result, the payment at maturity may be less than it would have been had the calculation of the Index Return of each Basket Index been linked to the actual return on the respective Basket Indices over the life of the Securities.

THE SECURITIES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

o You seek an investment with a return linked to the performance of the Basket Indices.

o You seek an investment that provides potential enhanced exposure to the full upside performance of each Basket Index and you are willing to make an investment that is exposed to the full downside performance of each Basket Index.

o     You do not seek current income from this investment.

o     You are willing to hold the Securities to maturity.

o You are willing to invest in the Securities based on the range indicated for the Participation Rate.

THE SECURITIES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

o     You do not seek exposure to the Asian market economies.

o You are unwilling to make an investment that is exposed to the full downside performance risk of each of the Basket Indices.

o     You seek an investment that is principal protected.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o     You are unable or unwilling to hold the Securities to maturity.

o You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

o     You seek current income from your investment.

o     You seek an investment for which there will be an active secondary market.

o You are unwilling to make an investment that is linked to an averaged, rather than an actual, return on each Basket Index.

STRUCTURED PRODUCT CATEGORIZATION

To help investors identify appropriate Structured Products, UBS organizes its Structured Products, including the securities offered hereby, into four categories: Protection Solutions, Optimization Solutions, Performance Solutions and Leverage Solutions. The description below is intended to describe generally the four categories of Structured Products and the types of protection which may be offered on those products, but should not be relied upon as a description of any particular Structured Product.

o Protection Solutions are structured to provide investors with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These Structured Products are designed for investors with low to moderate risk tolerances

o Optimization Solutions are structured to optimize returns or yield within a specified range. These Structured Products are designed for investors with moderate to high risk tolerances. Optimization Solutions may be structured to provide no principal protection, partial protection, buffer protection or contingent protection.

o Performance Solutions are structured to be strategic alternatives to index funds or ETFs or to allow efficient access to new markets. These Structured Products are designed for investors with moderate to high risk tolerances. Performance Solutions may be structured to provide no principal protection, partial protection, buffer protection or contingent protection.

o Leverage Solutions are structured to provide leveraged exposure to the performance of an underlying asset. These Structured Products are designed for investors with high risk tolerances.

"Buffer protection," if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose more than 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. "Partial protection," if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. "Contingent protection," if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price of the asset does decline below the specified threshold, all principal protection is lost.

Classification of Structured Products into categories is not intended to guarantee particular results or performance.

WHAT ARE THE TAX CONSEQUENCES OF THE SECURITIES?

In the opinion of our counsel, Sullivan & Cromwell LLP, your Securities should be treated as a pre-paid cash-settled forward contract with respect to the Basket. The terms of your Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Securities for all tax purposes in accordance with such characterization. If your Securities are so treated, you would generally recognize capital gain or loss upon the maturity of your Securities (or upon your sale, exchange or other disposition of your Securities prior to its maturity) equal to the difference between the amount realized and the amount you paid for your Securities. Such gain or loss generally would be long-term capital gain or loss if you held your Securities for more than one year.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Securities, see "Supplemental U.S. Tax Considerations" on page S-44.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Securities.

STEP 1: CALCULATE THE INDEX RETURN FOR EACH BASKET INDEX.

The Index Return for each Basket Index is the difference between the closing level of the Basket Index on the trade date relative to the average of the closing levels of the Basket Index on each of the Averaging Dates, including the final valuation date, and is calculated as follows:

                   Index Return = Index Ending Level - Index Starting Level
                                  -----------------------------------------
                                             Index Starting Level

The Index Starting Level of each Basket Index is the closing level of the particular Basket Index on the trade date. The Index Ending Level is the arithmetic average of the closing levels of each Basket Index on each of the Averaging Dates, including the final valuation date.

The Averaging Dates are: August 31, 2011; September 30, 2011; October 31, 2011; November 30, 2011; December 30, 2011; and the final valuation date.

STEP 2: CALCULATE THE INDEX COMPONENT RETURN FOR EACH BASKET INDEX.

The Index Component Return for each Basket Index is calculated as follows:

      IF THE INDEX RETURN FOR THE BASKET INDEX IS POSITIVE:

      Index Component Return = Index Return x Participation Rate

      The Participation Rate will be 139%.

      IF THE INDEX RETURN FOR THE BASKET INDEX IS NEGATIVE:

      Index Component Return = Index Return

STEP 3: CALCULATE THE WEIGHTED INDEX COMPONENT RETURN FOR EACH BASKET INDEX.

The Weighted Index Component Return will equal the Index Component Return for each Basket Index multiplied by the Weight of such Basket Index. The Weighted Index Component Return will be rounded to two decimal places.

      Weighted Index Component Return = Index Component Return x Weight

The Weights of the respective Basket Indices are as follows:

      China 25 Index ..................   30%
      KOSPI2 Index ....................   30%
      Malaysia Index ..................   20%
      Singapore Index .................   10%
      Thailand Index ..................   10%

STEP 4: CALCULATE THE SUM OF THE WEIGHTED INDEX COMPONENT RETURNS.

This is the percentage total return on each $10 principal amount of the Securities.

STEP 5: CALCULATE THE PAYMENT AT MATURITY.

At maturity, you will receive a cash payment per $10 principal amount of the Securities as follows:

 Payment at maturity = $10 + ($10 x sum of the Weighted Index Component Returns)

YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX RETURN OF ONE OR MORE BASKET INDICES IS NEGATIVE.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

HYPOTHETICAL EXAMPLES OF HOW THE SECURITIES PERFORM AT MATURITY

The examples below are based on the following assumptions:

--------------------------------------------------------------------------------
Principal Amount:                         $10.00
Participation Rate:                       139% if the Index Return is positive
Investment Term:                          5 years

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EXAMPLE 1 -- RETURNS FOR EACH BASKET INDEX ARE AT 10%. EACH SECURITY PAYS $11.39
             AT MATURITY, A 13.9% RETURN ON THE INVESTMENT.
--------------------------------------------------------------------------------

                                                                         WEIGHTED
                                                              INDEX       INDEX
                                                            COMPONENT   COMPONENT
INDEX                               WEIGHT   INDEX RETURN     RETURN      RETURN
---------------------------------------------------------------------------------
China 25 Index                        30%         10%         13.9%        4.17%
KOSPI2 Index                          30%         10%         13.9%        4.17%
Malaysia Index                        20%         10%         13.9%        2.78%
Singapore Index                       10%         10%         13.9%        1.39%
Thailand Index                        10%         10%         13.9%        1.39%
                                                                        -------
Sum of the Weighted Index
   Component Returns:                                                      13.9%
PAYMENT AT MATURITY PER SECURITY:
   $10 + ($10 X 13.9%) =                                                $ 11.39
TOTAL RETURN ON SECURITY:                                                  13.9%
---------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EXAMPLE 2 -- RETURNS FOR EACH BASKET INDEX VARY BETWEEN -10% AND 20%. EACH
             SECURITY PAYS $10.256 AT MATURITY, A 2.56% RETURN ON THE
             INVESTMENT.
--------------------------------------------------------------------------------

                                                                         WEIGHTED
                                                              INDEX       INDEX
                                                            COMPONENT   COMPONENT
INDEX                               WEIGHT   INDEX RETURN     RETURN      RETURN
---------------------------------------------------------------------------------
China 25 Index                        30%         -5%           -5%       -1.50%
KOSPI2 Index                          30%         10%         13.9%        4.17%
Malaysia Index                        20%         -5%           -5%       -1.00%
Singapore Index                       10%         10%         13.9%        1.39%
Thailand Index                        10%         -5%           -5%       -0.50%
                                                                        -------
Sum of the Weighted Index
   Component Returns:                                                      2.56%
PAYMENT AT MATURITY PER SECURITY:
   $10 + ($10 X 2.56%) =                                                $10.256
TOTAL RETURN ON SECURITY:                                                  2.56%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXAMPLE 3 -- RETURNS FOR EACH BASKET INDEX ARE AT -10%. EACH SECURITY PAYS $9.00
             AT MATURITY, A -10% RETURN ON THE INVESTMENT.
--------------------------------------------------------------------------------

                                                                         WEIGHTED
                                                              INDEX       INDEX
                                                            COMPONENT   COMPONENT
INDEX                               WEIGHT   INDEX RETURN     RETURN      RETURN
---------------------------------------------------------------------------------
China 25 Index                        30%         -10%         -10%       -3.00%
KOSPI2 Index                          30%         -10%         -10%       -3.00%
Malaysia Index                        20%         -10%         -10%       -2.00%
Singapore Index                       10%         -10%         -10%       -1.00%
Thailand Index                        10%         -10%         -10%       -1.00%
                                                                        -------
Sum of the Weighted Index
   Component Returns:                                                    -10.00%
PAYMENT AT MATURITY PER SECURITY:
   $10 + ($10 x -10.00%) =                                              $  9.00
TOTAL RETURN ON SECURITY:                                                -10.00%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Risk Factors

YOUR INVESTMENT IN THE SECURITIES WILL INVOLVE RISKS. THE SECURITIES ARE NOT SECURED DEBT AND ARE RISKIER THAN ORDINARY UNSECURED DEBT SECURITIES. UNLIKE ORDINARY DEBT SECURITIES, YOU MAY LOSE SOME OR ALL OF THE PRINCIPAL AMOUNT YOU INVEST. THE RETURN ON THE SECURITIES IS LINKED TO THE PERFORMANCE OF THE FTSE/Xinhua China 25 Index(TM) ("China 25 Index"), the Korea KOSPI(TM) 200 Index ("KOSPI2 Index"), the MSCI Malaysia Index(SM) ("Malaysia Index"), the MSCI Singapore Index(SM) ("Singapore Index") and the MSCI Thailand Index(SM) ("Thailand Index" and, together with the China 25 Index, the KOSPI2 Index, the Malaysia Index and the Singapore Index, the "Basket Indices"). INVESTING IN THE SECURITIES IS NOT EQUIVALENT TO INVESTING DIRECTLY IN THE BASKET INDICES. THIS SECTION DESCRIBES THE MOST SIGNIFICANT RISKS RELATING TO AN INVESTMENT IN THE SECURITIES. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE SECURITIES.

YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL.

The Securities combine features of equity and debt. The Securities differ from those of ordinary debt securities in that we will not pay you a fixed amount at maturity or interest during the term of the Securities. Instead, we will pay you in cash at maturity an amount based on the performance of each of the Basket Indices. The Securities are fully exposed to a decline in each of the Basket Indices. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX RETURN OF ONE OR MORE BASKET INDICES IS NEGATIVE.

See "What are the steps to calculate payment at maturity?" on page S-5.

THE BASKET IS COMPOSED OF THE FIVE BASKET INDICES; ANY POSITIVE RETURN IN ANY BASKET INDEX MAY BE OFFSET BY A NEGATIVE RETURN IN ANOTHER BASKET INDEX.

The Securities are linked to the performance of a Basket, 30% of which is composed of the China 25 Index, 30% of which is composed of the KOSPI2 Index, 20% of which is composed of the Malaysia Index, 10% of which is composed of the Singapore Index and 10% of which is composed of the Thailand Index. The performance of the Basket will be based on the appreciation or depreciation of the level of each Basket Index on the trade date relative to the final valuation date, weighted according to their composition in the Basket. A positive return in any Basket Index may be offset by a negative return in another Basket Index resulting in a negative return on the Securities. For example, assuming the Participation Rate is 139%, a 5% Index Return on the China 25 Index (which would result in a Weighted Index Component Return on the China 25 Index equal to 2.09%) would be completely offset by a combination of a -10% Index Return on the KOSPI2 Index (which would result in a Weighted Index Component Return on the KOSPI2 Index equal to -3.00%), a -10.50% Index Return on the Malaysia Index (which would result in a Weighted Index Component Return on the Malaysia Index equal to -2.10%), a -15% Index Return on the Singapore Index (which would result in a Weighted Index Component Return on the Singapore Index equal to -1.50%) and a -5% Index Return on the Thailand Index (which would result in a Weighted Index Component Return on the Thailand Index equal to -0.50%), which would result in a corresponding total return on the Securities of approximately -5%.

OWNING THE SECURITIES IS NOT THE SAME AS OWNING THE BASKET CONSTITUENT STOCKS.

The return on your Securities may not reflect the return you would realize if you actually owned the Basket Constituent Stocks. This is the case because the level of the Basket Indices are calculated in part by reference to the prices of the Basket Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

Even if the respective levels of the Basket Indices increase during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the level of each Basket Index to increase while the market value of the Securities declines.

RISK FACTORS
--------------------------------------------------------------------------------

CHANGES THAT AFFECT THE BASKET INDICES WILL AFFECT THE MARKET VALUE OF THE SECURITIES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of FTSE Xinhua Index Limited (the "China 25 Index Sponsor") with respect to the China 25 Index, the Korean Stock Exchange (the "KOSPI2 Index Sponsor") with respect to the KOSPI2 Index and Morgan Stanley Capital International Inc. ("MSCI") with respect to the Malaysia Index, the Singapore Index and the Thailand Index (the "MSCI Indices Sponsor" and, together with the China 25 Index Sponsor and the KOSPI2 Index Sponsor, the "Index Sponsors") concerning the calculation of the Basket Indices, additions, deletions or substitutions of the Basket Constituent Stocks and the manner in which changes affecting the Basket Constituent Stocks or the issuers of the Basket Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in its respective Basket Index, could affect its respective Basket Index and, therefore, could affect the amount payable on the Securities at maturity, and the market value of the Securities prior to maturity. The amount payable on the Securities and their market value could also be affected if any Index Sponsor changes these policies, for example, by changing the manner in which it calculates its respective Basket Index, or if any Index Sponsor discontinues or suspends calculation or publication of its respective Basket Index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur or if the Index Ending Level with respect to any Basket Index is not available because of a market disruption event or for any other reason, the calculation agent--which initially will be UBS Securities LLC, an affiliate of UBS--may determine the Index Ending Level or fair market value of the Securities--and, thus, the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE SECURITIES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange, the Nasdaq Global Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.

THE BASKET RETURN FOR THE SECURITIES WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES THAT MIGHT AFFECT THE CHINA 25 INDEX, THE KOSPI2INDEX, THE SINGAPORE INDEX OR THE THAILAND INDEX.

Although all of the Basket Constituent Stocks are traded in currencies other than U.S. dollars, and the Securities are denominated in U.S. dollars, the amount payable on the Securities at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies upon which Basket Constituent Stocks are denominated (except with respect to the amount payable on the Securities attributable to changes in the level of the Malaysia Index). Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the respective Index Returns and, in turn, the respective Weighted Index Component Returns. The amount we pay in respect of the Securities on the maturity date will be based solely upon the respective Weighted Index Component Returns. See "Specific Terms of the Securities--Payment at Maturity" beginning on page S-36.

YOU MAY BE SUBJECT TO FOREIGN EXCHANGE CURRENCY RISK BECAUSE THE MALAYSIA INDEX, BUT NOT THE SECURITIES UNDERLYING THE MALAYSIA INDEX, IS DENOMINATED IN U.S. DOLLARS.

The Malaysia Index, but not the securities underlying the Malaysia Index, is denominated in U.S. dollars. Because the prices of the equity securities comprising the Malaysia Index will be converted by the sponsor of such index into U.S. dollars for the purposes of calculating the value of the Malaysia Index, holders of the Securities will be exposed to foreign currency exchange rate risk with respect to any such equity securities. An investor's net exposure to such risk will depend on the extent to which the currency

RISK FACTORS
--------------------------------------------------------------------------------

of such equity securities strengthen or weaken relative to the U.S. dollar and on the relative weighting of the Malaysia Index within the Basket. If the U.S. dollar strengthens relative to the currency of the index components comprising the Malaysia Index, the value of the Malaysia Index may be adversely affected, and the payment at maturity of the Securities may be reduced. Of particular importance to potential currency exchange risk are:

o     existing and expected rates of inflation;

o     existing and expected interest rate levels;

o     the balance of payments; and

o the extent of governmental surpluses or deficits in the relevant foreign countries and the United States.

These factors are also sensitive to the monetary, fiscal and trade policies pursued by the governments of Malaysia, the United States and other countries important to international trade and finance.

THE MARKET VALUE OF THE SECURITIES MAY BE INFLUENCED BY MANY UNPREDICTABLE FACTORS, INCLUDING VOLATILE EQUITIES PRICES.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the levels of the Basket Indices on any day will affect the market value of the Securities more than any other factor. Other factors referenced below that may influence the market value of the Securities include:

o the volatility of each Basket Index (I.E., the frequency and magnitude of changes in the level of each Basket Index);

o     the market prices of the Basket Constituent Stocks;

o the composition of each Basket Index and changes to its Basket Constituent Stocks;

o the dividend rate paid on Basket Constituent Stocks (while not paid to the holders of the Securities, dividend payments on Basket Constituent Stocks may influence the market price of Basket Constituent Stocks and the level of each Basket Index, and therefore affect the market value of the Securities);

o the volatility of the exchange rate between the U.S. dollar and each of the currencies upon which the Basket Constituent Stocks are denominated;

o interest rates in the U.S. market and in each market related to the Basket Constituent Stocks;

o     the time remaining to the maturity of the Securities;

o supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market maker;

o economic, financial, political, regulatory, judicial or other events that affect the levels of the Basket Indices or the market price of the Basket Constituent Stocks or that affect stock markets generally; and

o     the creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

HISTORICAL PERFORMANCE OF THE BASKET INDICES SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE BASKET INDICES DURING THE TERM OF THE SECURITIES.

The trading prices of the Basket Constituent Stocks will determine the level of each Basket Index. The historical performance of each Basket Index should not be taken as an indication of the future performance of each Basket Index. As a result, it is impossible to predict whether the level of any Basket

RISK FACTORS
--------------------------------------------------------------------------------

Index will rise or fall. Trading prices of the Basket Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of the Basket Constituent Stocks discussed above.

THE FORMULA FOR DETERMINING YOUR PAYMENT AT MATURITY DOES NOT TAKE INTO ACCOUNT ALL DEVELOPMENTS IN THE BASKET INDICES.

Changes in the level of the Basket Indices during the term of the Securities before any of the Averaging Dates, including the final valuation date, will not be reflected in the calculation of the amount payable, if any, at maturity. The calculation agent will calculate your payment at maturity by comparing only the level of each Basket Index on the trade date relative to the average of the closing levels of each Basket Index on each of the Averaging Dates, including the final valuation date. No other levels will be taken into account. As a result, you may lose some or all of your investment even if a particular Basket Index has risen at certain times during the term of the Securities before falling to a level below its starting level on the final valuation date.

THE PAYMENT ON YOUR SECURITIES MAY BE LESS THAN IT WOULD HAVE BEEN HAD THE CALCULATION OF THE INDEX RETURN OF EACH BASKET INDEX BEEN LINKED TO THE ACTUAL, RATHER THAN THE AVERAGED, RETURN ON THE RESPECTIVE BASKET INDICES.

The amount that you will be paid on your Securities at maturity, if any, will depend upon the Index Return of each Basket Index, which in turn will depend upon the average of the closing levels of the respective Basket Indices on each of the Averaging Dates, including the final valuation date. Because the Index Return of each Basket Index will be based on such average closing levels, the payment on your Securities may be significantly less than the actual return on the Basket Indices over the life of the offered Securities. For example, the difference between the Index Ending Level (which is calculated using the averaging method) of a particular Basket Index and the actual level of such Basket Index could be significantly large if there is a significant increase or decrease in the level of that index during the period between the dates that the first and last Averaging Dates occur.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE SECURITIES OR DIVIDEND PAYMENTS ON THE BASKET CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE BASKET CONSTITUENT STOCKS.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the Basket Constituent Stocks. As an owner of the Securities, you will not have voting rights or any other rights that holders of the Basket Constituent Stocks may have.

THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Securities in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN THE BASKET CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON THE BASKET CONSTITUENT STOCKS OR ONE OR MORE OF THE BASKET INDICES, MAY IMPAIR THE MARKET VALUE OF THE SECURITIES.

As described below under "Use of Proceeds and Hedging" on page S-42, we or one or more affiliates may hedge our obligations under the Securities by purchasing the Basket Constituent Stocks, futures or options on the Basket Constituent Stocks or one or more of the Basket Indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Basket Constituent Stocks or one or more of the Basket Indices, and we may adjust these hedges by, among other things, purchasing or selling the Basket Constituent Stocks, futures, options or exchange-traded

RISK FACTORS
--------------------------------------------------------------------------------

funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of the Basket Constituent Stocks and the level of one or more of the Basket Indices and, therefore, the market value of the Securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

We or one or more of our affiliates may also engage in trading in the Basket Constituent Stocks and other investments relating to the Basket Constituent Stocks or one or more of the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block trades. Any of these activities could adversely affect the market price of the Basket Constituent Stocks, and the level of one or more Basket Indices and, therefore, the market value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Basket Constituent Stocks or one or more Basket Indices. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Securities.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to one or more of the Basket Indices and the Basket Constituent Stocks that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders' interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of one or more of the Basket Indices, could be adverse to such holders' interests as beneficial owners of the Securities.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Basket Constituent Stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the Basket Constituent Stocks and the levels of the Basket Indices and, therefore, the market value of the Securities.

WE AND OUR AFFILIATES MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVEL OF THE UNDERLYING ASSETS, INDEX OR INDICES TO WHICH THE SECURITIES ARE LINKED OR THE MARKET VALUE OF THE SECURITIES.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions are inconsistent with the investment view implicit in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying assets, index or indices to which the Securities are linked.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH THE INDEX SPONSORS AND ARE NOT RESPONSIBLE FOR THEIR PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with the Index Sponsors in any way (except for licensing arrangements discussed below in "The Indices" beginning on page S-15) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of each Basket Index. If the Index Sponsors discontinue or suspend the calculation of their respective Basket Index, it may become difficult to determine the market value of the Securities or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor

RISK FACTORS
--------------------------------------------------------------------------------

index comparable to the particular Basket Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Securities--Market Disruption Event" on page S-38 and "Specific Terms of the Securities--Discontinuance of or Adjustments to the Basket Indices; Alteration of Method of Calculation" on page S-40. The Index Sponsors are not involved in the offer of the Securities in any way and have no obligation to consider your interest as an owner of Securities in taking any actions that might affect the value of your Securities.

We have derived the information about each Index Sponsor and each Basket Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Basket Indices or the Index Sponsors contained in this prospectus supplement. You, as an investor in the Securities, should make your own investigation into the Basket Indices and the Index Sponsors.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity. For a fuller description of the calculation agent's role, see "Specific Terms of the Securities--Role of Calculation Agent" on page S-41. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Basket Constituent Stocks or one or more of the Basket Indices has occurred or is continuing on the day when the calculation agent will determine the ending level for a particular Basket Index. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE INDEX ENDING LEVEL FOR ANY BASKET INDEX OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Index Ending Level for any Basket Index may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date in respect of one or more Basket Indices. If such a postponement occurs, then the calculation agent will instead use the closing level of the particular Basket Index on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date for the Securities be postponed by more than ten business days. As a result, the maturity date for the Securities could also be postponed, although not by more than ten business days. If the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final valuation date. If a market disruption event occurs or is occurring on the last possible final valuation date, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Securities--Market Disruption Event" on page S-38.

AN INVESTMENT IN THE SECURITIES IS SUBJECT TO RISKS ASSOCIATED WITH NON-U.S. SECURITIES MARKETS.

All of the Basket Constituent Stocks have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

RISK FACTORS
--------------------------------------------------------------------------------

Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE SECURITIES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Securities?" in the summary section on page S-4, "Supplemental U.S. Tax Considerations" on page S-44, and the section "U.S. Tax Considerations" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

--------------------------------------------------------------------------------

The Indices

THE FTSE/XINHUA CHINA 25 INDEX(TM)

All information in this prospectus supplement regarding the FTSE/Xinhua China 25 Index(TM) (the "China 25 Index"), including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE Xinhua Index Limited or any of its affiliates (the "China 25 Index Sponsor"). The China 25 Index Sponsor owns the copyright and all other rights to the China 25 Index. The China 25 Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the China 25 Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the China 25 Index is not an indication of future performance. Future performance of the China 25 Index may differ significantly from historical performance, either positively or negatively.

The China 25 Index is designed to represent the performance of the mainland Chinese market that is available to international investors. The China 25 Index is a real-time index consisting of 25 of the largest and most liquid Chinese stocks (each, a "China 25 Index Constituent Stock") listed and trading on the Hong Kong Stock Exchange (HKSE). The shares comprised by the China 25 Index are classified as "H Shares" or "Red Chip Shares." H Shares are securities of companies incorporated in the People's Republic of China and nominated by the Chinese Government for listing and trading on the HKSE. H Shares are quoted and traded in Hong Kong dollars (HKD). Like other securities trading on the HKSE, there are no restrictions on who can trade H Shares. Red Chip Shares are securities of Hong Kong incorporated companies that trade on the HKSE. These securities are quoted and traded in HKD. Red Chip Shares are shares of companies that are substantially owned directly or indirectly by the Chinese Government and have a majority of their business interests in mainland China. The China 25 Index is published every 15 seconds between 10:00 a.m. and 4:15 p.m., Hong Kong time, using last trade prices. End of day data is as of 4:30 p.m. The China 25 Index is not calculated on Hong Kong public holidays.

The China 25 Index is calculated using the free float index calculation methodology of FTSE Group. The index is calculated using the following formula:

                           (SIGMA)p(n)e(n)s(n)f(n)c(n)
                           ---------------------------
                                        d

where P is the latest trade price of the component security N, E is the exchange rate required to convert the security's home currency into the index's base currency, S is the number of shares of the security in issue, F is the portion of free floating shares, adjusted in accordance with the policies of the China 25 Index Sponsor, C is the capping factor published by the China 25 Index Sponsor at the most recent quarterly review of the index, and D is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the index. The China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations.

Under this methodology, the China 25 Index Sponsor excludes from free floating shares trade investments in a China 25 Index constituent company by another China 25 Index constituent company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, foreign ownership limits, and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a China 25 Index Constituent Stock is applied in bands, as follows:

Free float less than or equal to 15%   Ineligible for inclusion in the China 25
                                       Index, unless free float is also greater than 5% and the full capitalization is greater than US$2.5 billion (or local currency equivalent), in which case actual free float is used.

THE INDICES
--------------------------------------------------------------------------------

Free float greater than 15% but less than or equal to 20%   20%

Free float greater than 20% but less than or equal to 30%   30%

Free float greater than 30% but less than or equal to 40%   40%

Free float greater than 40% but less than or equal to 50%   50%

Free float greater than 50% but less than or equal to 75%   75%

Free float greater than 75%                                100%

These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a China 25 Index Constituent Stock's free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage points threshold does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above.

As of December 2005, the China 25 Index adopted a new classification system, the Industry Classification Benchmark ("ICB"). The ICB replaced the FTSE Global Classification System formerly used by the China 25 Index and covers over 45,000 securities worldwide. The new structure is a merger of FTSE Group and Dow Jones Indexes' industry classification systems, creating a single, definitive structure for the market. The primary purpose of the ICB is to provide a service to investors and other interested persons by grouping companies according to homogenous subsectors in such a way that general industrial and economic themes may be common to all companies in the sector. The sectors themselves will be aggregated into supersectors, which will be aggregated into industries.

The China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the China 25 Index. Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October. A stock's free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

Securities must be sufficiently liquid to be traded. The following criteria, among others, are used to ensure that illiquid securities are excluded:

PRICE. The China 25 Index Sponsor must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. The China 25 Index Sponsor may exclude a security from the China 25 Index if it considers that an "accurate and reliable" price is not available. The China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

LIQUIDITY. Securities in the China 25 Index will be reviewed annually for liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by the China 25 Index Sponsor will not be eligible for inclusion in the China 25 Index. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the

THE INDICES
--------------------------------------------------------------------------------

next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

NEW ISSUES. New issues must have a minimum trading record of at least 20 trading days prior to the date of the review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

The China 25 Index, like other indices of the China 25 Index Sponsor, is governed by an independent advisory committee that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the China 25 Index.

According to publicly available information as of January 23, 2007, the China 25 Index Constituent Stocks consisted of stocks of the companies below. The weight of each of the China 25 Index Constituent Stocks within the China 25 Index is also provided.

   COMPONENT                                                            % WEIGHT
   ---------                                                            --------
   China Mobile Ltd .................................................     10.66%
   PetroChina Co Ltd ................................................      9.03%
   Industrial & Commercial Bank of China ............................      7.96%
   China Life Insurance Co Ltd ......................................      6.58%
   Bank of China Ltd ................................................      5.92%
   China Petroleum & Chemical Corp ..................................      4.18%
   China Telecom Corp Ltd ...........................................      4.03%
   China Construction Bank ..........................................      4.00%
   CNOOC Ltd ........................................................      3.96%
   Bank of Communications Co Ltd ....................................      3.96%
   BOC Hong Kong Holdings Ltd .......................................      3.95%
   Ping An Insurance Group Co of China Ltd ..........................      3.94%
   China Merchants Bank Co Ltd ......................................      3.90%
   China Shenhua Energy Co Ltd ......................................      3.75%
   China Unicom Ltd .................................................      3.55%
   China Merchants Holdings International C .........................      3.14%
   Citic Pacific Ltd ................................................      2.87%
   China Resources Enterprise .......................................      2.59%
   China Netcom Group Corp Hong Kong Ltd ............................      2.26%
   Huaneng Power International Inc ..................................      2.02%
   COSCO Pacific Ltd ................................................      1.89%
   Zijin Mining Group Co Ltd ........................................      1.85%
   Aluminum Corp of China Ltd .......................................      1.53%
   PICC Property & Casualty Co Ltd ..................................      1.43%
   Datang International Power Generation Co .........................      1.06%

THE STOCK EXCHANGE OF HONG KONG LTD.

Trading on the HKSE is fully electronic through an Automatic Order Matching and Execution System, which was introduced in November 1983. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 9:30 a.m. to 4:00 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

THE INDICES
--------------------------------------------------------------------------------

Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE currently will cease at 3:00 a.m. or 4:00 a.m., New York City time. Therefore, the closing level of the China 25 Index will generally be available in the United States by the opening of business on that business day.

The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer's securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company's shares may also be suspended if there is unusual trading activity in such shares.

An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required;
(5) where the issuer is no longer suitable for listing, or becomes a "cash" company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the China 25 Index may be limited by suspension of trading of individual stocks which comprise the China 25 Index which may, in turn, adversely affect the value of the Securities.

HISTORICAL CLOSING LEVELS OF THE CHINA 25 INDEX

All historical data presented in the following graph on the China 25 Index are not necessarily indicative of the future performance of the China 25 Index or what the value of the Securities may be. Any historical upward or downward trend in the closing level of the China 25 Index during any period set forth below is not any indication that the China 25 Index is more or less likely to decline at any time during the term of the Securities. UBS cannot make any assurance that the future performance of the China 25 Index or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the China 25 Index as of January 23, 2007 was 16,074.50.

The following graph sets forth the historical performance of the China 25 Index from March 30, 2001 through January 23, 2007.

THE INDICES
--------------------------------------------------------------------------------

                               [PERFORMANCE GRAPH]

  2001        2002       2003       2004       2005       2006        2007
            4,556.58   4,601.71   8,260.51   8,155.44   10,490.1   16,074.5
            4,660.83   4,554.19   8,795.51   8,767.79   10,914.4
4,877.51    4,822.18   4,437.62   8,207.84   8,254.83   11,069.7
5,470.38    4,922.55   4,403.46   7,029.97   8,226.15     11,626
5,962.93    5,027.92   4,860.58    7,450.7   8,105.44   10,937.2
5,916.72    4,934.55   5,169.87    7,414.4   8,496.46   11,314.8
5,273.92     4,723.4   5,672.64   7,442.02   9,117.31   11,590.7
 4,507.2    4,602.79   6,124.15   7,481.39    9,072.7   11,783.9
4,205.25    4,329.55   6,089.77   7,916.39   9,404.92     12,013
4,487.68    4,284.63    7,177.3   7,727.28   8,391.56   12,551.8
4,634.62    4,408.58   7,282.98   8,409.06   8,927.68   13,977.4
4,596.84    4,317.23   8,324.97   8,294.66   9,203.65   16,603.6

SOURCE: BLOOMBERG L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the China 25 Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the China 25 Index in connection with the issuance of certain securities, including the Securities. We are not affiliated with the China 25 Index Sponsor; the only relationship between the China 25 Index Sponsor and us is the licensing of the use of the China 25 Index and trademarks relating to the China 25 Index.

The Securities are not in any way sponsored, endorsed, sold or promoted by the China 25 Index Sponsor, FTSE International Limited ("FTSE") or Xinhua Financial Network Limited ("Xinhua") or by the London Stock Exchange PLC (the "Exchange") or by The Financial Times Limited ("FT") and neither the China 25 Index Sponsor, FTSE, Xinhua nor Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the China 25 Index and/or the figure at which the China 25 Index stands at any particular time on any particular day or otherwise. The China 25 Index is compiled and calculated by or on behalf of the China 25 Index Sponsor. However, neither the China 25 Index Sponsor or FTSE or Xinhua or Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the China 25 Index and neither the China 25 Index Sponsor, FTSE, Xinhua or Exchange or FT shall be under any obligation to advise any person of any error therein.

"FTSE(TM)" is a trade mark jointly owned by the London Stock Exchange PLC and The Financial Times Limited. [CHINESE] is a trade mark of FTSE International Limited. "Xinhua" and [CHINESE] are service marks and trade marks of Xinhua Financial Network Limited. All marks are licensed for use by FTSE/Xinhua Index Limited.

THE KOREA KOSPI(TM) 200 INDEX

All information in this prospectus supplement regarding the Korea KOSPI 200 Index (the "KOSPI2 Index"), including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by the Korea Stock Exchange ("KSE"). KSE owns the copyright and all other rights to the KOSPI2 Index. KSE has

THE INDICES
--------------------------------------------------------------------------------

no obligation to continue to publish, and may discontinue publication of, the KOSPI2 Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the KOSPI2 Index is not an indication of future performance. Future performance of the KOSPI2 Index may differ significantly from historical performance, either positively or negatively.

The KOSPI2 Index, which is the underlying index for stock index futures and options trading, is composed of 200 blue chips and accounts for about 90% of the total market capitalization of the KSE. The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in the industry groups they belong. The base date for the index is January 3, 1990 and the base index is 100.

THE KOREA STOCK EXCHANGE

The KSE's predecessor, the Daehan Stock Exchange, was established in 1956. The KSE is a typical order-driven market, where buy and sell orders compete for best prices. The KSE seeks to maintain a fair and orderly market for trading and regulates and supervises its member firms. According to the KSE's 2004 Annual Report, as of June 2004, the KSE had 29 regular member firms and 20 special members.

Throughout the trading hours, orders are matched at a price satisfactory to both buy and sell sides, according to price and time priorities. The opening and closing prices, however, are determined by call auctions: at the market opening and closing, orders received for a certain period of time are pooled and matched at the price at which the most number of shares can be executed. The KSE uses electronic trading procedures, from order placement to trade confirmation. The KSE is open from 9:00 a.m. to 3:00 p.m., Korean time, during weekdays. Investors can submit their orders from 8:00 a.m., one hour before the market opening. Orders delivered to the market during the period from 8:00 a.m. to 9:00 a.m. are queued in the order book and matched by call auction method at 9:00 a.m. to determine opening prices. After opening prices are determined, the trades are conducted by continuous auctions until 2:50 p.m. (10 minutes before the market closing). Besides the regular session, the KSE conducts pre-hours and after-hours sessions for block trading and basket trading. During pre-hours sessions from 7:30 to 8:30 a.m., orders are matched at previous day's respective closing prices. Starting from May 30, 2005, the after-hours trading session in the KSE has been extended from 3:10 p.m. - 4:00 p.m. to 3:10 p.m. - 6:00 p.m., and off-hours single price auction was introduced as the Korea ECN, the night market in Korea, shut down its business. From 3:10 p.m. to 3:30 p.m., orders are matched at the closing price of the regular session, and from 3:30 p.m. to 6:00 p.m., orders are executed every 30 minutes at the single price. The price change limit is 5 percent of the closing price of the regular session.

On January 26, 2004, the KSE introduced the random-end system at the opening and closing call auctions. The stated purpose of the random-end system is to prevent any distortion in the price discovery function of the KSE caused by "fake" orders placed with an intention of misleading other investors. In cases where the highest or lowest indicative price of a stock set during the last 5 minutes before the closing time of the opening (or closing) call session, 8:55-9:00 a.m. (or 2:55-3:00 p.m.), deviates from the provisional opening (or closing) price by 5 percent or more, the KSE delays the determination of the opening (or closing) price of the stock up to five minutes. The official opening (or closing) price of such stock is determined at a randomly chosen time within five minutes after the regular opening (or closing) time. The KSE makes public the indicative prices during the opening (or closing) call trading sessions. Pooling together all bids and offers placed during the order receiving hours for the opening (or closing) session, 8:10-9:00 a.m. (or 2:50-3:00 p.m.), the indicative opening (or closing) prices of all stocks are released to the public on a real-time basis.

The KSE sets a limit on the range that the price of individual stocks can change during a day. As of June 2004, that limit was set at 15 percent, which meant that the price of each stock could neither fall nor rise by more than 15 percent from the previous day's closing price. In addition, when the price and/or trading activities of a stock are expected to show an abnormal movement in response to an unidentified rumor or news, or when an abnormal movement is observed in the market, the KSE may halt the trading of the stock. In such cases, the KSE requests the company concerned to make a disclosure regarding the matter. Once the company makes an official announcement regarding the matter, trading can resume within an

THE INDICES
--------------------------------------------------------------------------------

hour; however, if the KSE deems that the situation was not fully resolved by the disclosure, trading resumption may be delayed.

The KSE introduced circuit breakers in December 1998. The trading in the equity markets is halted for 20 minutes when the KOSPI2 Index falls by 10 percent or more from the previous day's closing and the situation lasts for one minute or longer. The trading resumes by call auction where the orders submitted during the 10 minutes after the trading halt ended are matched at a single price.

As a result of the foregoing, variations in the KOSPI2 Index may be limited by suspension of trading of the KOSPI2 Index Constituent Stocks, individually or in the aggregate, which may in turn adversely affect the value of the Securities.

STOCKS INCLUDED IN THE KOSPI2 INDEX

According to publicly available information as of January 23, 2007, the top fifty securities comprising the KOSPI2 Index consist of the companies listed below. The weighting of each of the KOSPI2 Index Constituent Stocks within the Index is also provided.

   COMPONENT                                                            % WEIGHT
   ---------                                                            --------
   Samsung Electronics Co Ltd .......................................     15.06%
   Korea Electric Power Corp ........................................      4.93%
   POSCO ............................................................      4.68%
   Kookmin Bank .....................................................      4.24%
   Shinhan Financial Group Co Ltd ...................................      3.18%
   Woori Finance Holdings Co Ltd ....................................      2.98%
   SK Telecom Co Ltd ................................................      2.90%
   Hynix Semiconductor Inc ..........................................      2.58%
   Hyundai Motor Co .................................................      2.44%
   KT Corp ..........................................................      2.22%
   Hyundai Heavy Industries .........................................      1.83%
   Lotte Shopping Co Ltd ............................................      1.81%
   Shinsegae Co Ltd .................................................      1.78%
   Hana Financial Group Inc .........................................      1.77%
   LG.Philips LCD Co Ltd ............................................      1.69%
   SK Corp ..........................................................      1.55%
   KT&G Corp ........................................................      1.46%
   Korea Exchange Bank ..............................................      1.34%
   Samsung Fire & Marine Insurance Co Ltd ...........................      1.33%
   LG Card Co Ltd ...................................................      1.32%
   LG Electronics Inc ...............................................      1.32%
   S-Oil Corp .......................................................      1.26%
   Industrial Bank Of Korea .........................................      1.21%
   SK Networks Co Ltd ...............................................      1.17%
   Hyundai Mobis ....................................................      1.15%
   Daewoo Engineering & Construction Co Ltd .........................      1.02%
   Hyundai Engineering & Construction Co Lt .........................      0.91%
   Daewoo Shipbuilding & Marine Engineering .........................      0.90%
   KT Freetel Co Ltd ................................................      0.85%
   Samsung Corp .....................................................      0.83%
   Samsung Heavy Industries Co Ltd ..................................      0.81%
   Kangwon Land Inc .................................................      0.76%
   Doosan Heavy Industries and Construction .........................      0.75%
   Kia Motors Corp ..................................................      0.66%

THE INDICES
--------------------------------------------------------------------------------

THE KOSPI2 INDEX (CONTINUED)

   COMPONENT                                                            % WEIGHT
   ---------                                                            --------
   GS Engineering & Construction Corp ...............................      0.64%
   Hyundai Development Co ...........................................      0.63%
   Doosan Infracore Co Ltd ..........................................      0.57%
   Daewoo International Corp ........................................      0.55%
   CJ Corp ..........................................................      0.54%
   Samsung Securities Co Ltd ........................................      0.52%
   Daewoo Securities Co Ltd .........................................      0.51%
   Korea Gas Corp ...................................................      0.51%
   LG Chem Ltd ......................................................      0.48%
   Samsung SDI Co Ltd ...............................................      0.48%
   GS Holdings Corp .................................................      0.48%
   Samsung Electro-Mechanics Co Ltd .................................      0.47%
   KCC Corp .........................................................      0.47%
   Hyundai Steel Co .................................................      0.44%
   Daelim Industrial Co .............................................      0.43%
   Korean Air Lines Co Ltd ..........................................      0.42%

HISTORICAL CLOSING LEVELS OF THE KOSPI2 INDEX

All historical data presented in the following graph on the KOSPI2 Index are not necessarily indicative of the future performance of the KOSPI2 Index or what the value of the Securities may be. Any historical upward or downward trend in the closing level of the KOSPI2 Index during any period set forth below is not any indication that the KOSPI2 Index is more or less likely to increase or decline at any time during the term of the Securities. UBS cannot make any assurance that the future performance of the KOSPI2 Index or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the KOSPI2 Index as of January 23, 2007 was 176.90.

The following graph sets forth the historical performance of the KOSPI2 Index from January 31, 1990 through January 23, 2007.

                               [PERFORMANCE GRAPH]

1990     1992     1994      1996      1998     2000     2002     2004       2006    2007
97.83    76.13    105.81    99.02     65.45   119.08    92.99   110.89    180.65    176.9
94.06    67.86    102.83    96.22     65.79   103.17   102.62   115.92    177.45
 92.1    66.48     97.03    98.26     55.28   108.03   111.84   115.98    176.21
74.93    67.07    102.72   110.11     49.39    91.21   106.39    112.4     184.1
87.67    61.63    106.52    98.95     38.48    92.74    100.8   104.14    171.01
78.05    60.89    105.27    89.29     34.37   104.43    93.69   101.85    167.45
75.17     56.5    104.41    88.65     39.51    89.35    90.16    95.27    168.51
66.76    62.05    107.97    83.81     35.55    86.54    92.55   102.89    175.44
66.88    56.62    120.16    82.66     35.45    76.37    81.37   107.69    178.05
76.32    67.95     126.1    79.07     47.61       64     83.1   107.99    176.84
76.82    73.09    121.04    75.79     51.93    63.48    92.05    113.4    184.96
76.61    74.49    113.51    67.93     64.94    63.35    79.87   115.25    185.39
69.82    73.25    102.85    71.62     65.72    77.98    75.22   121.06
74.61    69.72      98.9    69.24     60.28    72.14    72.85   130.85
72.81    73.28    104.86    68.72     71.84    65.16    68.05   124.78
71.24    79.51    101.78    71.21     87.15    72.45    76.45   117.58
67.61    82.99     99.96    77.88     85.68    76.09    80.53   124.84
67.24    81.71     101.3     77.5    105.47     73.2    85.47   129.43
 80.6    79.32    105.69    74.92    116.14    66.98    91.52   143.32
77.02    73.24    103.45    72.81    112.79    67.42    97.59   140.09
80.23     78.6    111.97    68.07    100.71    58.91    89.55   157.55
78.23    81.44    113.08    49.73    100.19    66.44   101.44   148.84
72.87    88.88    104.82    43.62    123.59    80.03   103.61   165.95
68.63    96.19    100.01    42.34    130.02    86.97   105.21   177.43

SOURCE: BLOOMBERG L.P.

THE INDICES
--------------------------------------------------------------------------------

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the KOSPI2 Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the KOSPI2 Index in connection with the issuance of certain securities, including the Securities. We are not affiliated with the KOSPI2 Index Sponsor; the only relationship between the KOSPI2 Index Sponsor and us is the licensing of the use of the KOSPI2 Index and trademarks relating to the KOSPI2 Index.

The Securities are not sponsored, endorsed, sold or promoted by Korea Stock Exchange (KSE). KSE makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the KOSPI2 Index to track general stock market performance. KSE's only relationship to UBS is the licensing of certain trademarks and trade names of KSE and of the KOSPI2 Index, which is determined, composed and calculated by KSE without regard to UBS or the Securities. KSE has no obligation to take our needs or the needs of owners of the Securities into consideration in determining, composing or calculating the KOSPI2 Index. KSE is not responsible for and has not participated in the determination of the prices and amount of the Securities or the timing of the issuance or sale of the Securities or in the determination or calculation of the equation by which the Securities are to be converted into cash. KSE has no obligation or liability in connection with the administration, marketing or trading of the Securities.

KSE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI2 INDEX OR ANY DATA INCLUDED THEREIN AND KSE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KSE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI2 INDEX OR ANY DATA INCLUDED THEREIN. KSE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI2 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KSE HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"KOSPI" is a trade mark / service mark of KSE and has been licensed for use by UBS.

THE INDICES
--------------------------------------------------------------------------------

THE MALAYSIA, SINGAPORE AND THAILAND INDICES (THE "MSCI INDICES")

THE MALAYSIA INDEX

The MSCI Malaysia Index(SM) (the Malaysia Index") is a free float-adjusted market capitalization index that is designed to measure equity market performance in Malaysia. The Malaysia Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "MSDUMAF."

As of January 23, 2007, the components of the Malaysia Index and their weights were as follows.

   COMPONENT                                                            % WEIGHT
   ---------                                                            --------
   Malayan Banking Bhd ..............................................      9.52%
   Bumiputra-Commerce Holdings Bhd ..................................      8.63%
   IOI Corp Bhd .....................................................      5.41%
   Genting Bhd ......................................................      5.30%
   Tenaga Nasional Bhd ..............................................      5.27%
   Sime Darby Bhd ...................................................      4.93%
   MISC Bhd .........................................................      4.09%
   Maxis Communications Bhd .........................................      4.07%
   Public Bank BHD ..................................................      3.75%
   Resorts World Bhd ................................................      3.58%
   Telekom Malaysia Bhd .............................................      3.49%
   British American Tobacco Malaysia Bhd ............................      2.42%
   Malakoff Bhd .....................................................      2.26%
   YTL Corp Bhd .....................................................      1.94%
   AMMB Holdings Bhd ................................................      1.92%
   PLUS Expressways Bhd .............................................      1.78%
   Kuala Lumpur Kepong BHD ..........................................      1.55%
   Petronas Gas BHD .................................................      1.47%
   Gamuda Bhd .......................................................      1.41%
   Bursa Malaysia Bhd ...............................................      1.40%
   Tanjong Plc ......................................................      1.39%
   Berjaya Sports Toto BHD ..........................................      1.32%
   Hong Leong Bank BHD ..............................................      1.29%
   IJM Corp BHD .....................................................      1.23%
   SP Setia Bhd .....................................................      1.22%
   Golden Hope Plantations Bhd ......................................      1.12%
   Astro All Asia Networks PLC ......................................      1.10%
   PPB Group Bhd ....................................................      1.07%
   RHB Capital Bhd ..................................................      1.00%
   Magnum Corp BHD ..................................................      0.93%
   Transmile Group BHD ..............................................      0.76%
   Lafarge Malayan Cement Bhd .......................................      0.71%
   Proton Holdings Bhd ..............................................      0.70%
   UMW Holdings Bhd .................................................      0.70%
   Shell Refining Co Federation of Malaya B .........................      0.66%
   Road Builder M Holdings Bhd ......................................      0.65%
   POS Malaysia & Services Holdings BHD .............................      0.64%
   Media Prima Bhd ..................................................      0.62%
   Star Publications Malaysia BHD ...................................      0.61%
   MMC Corp Bhd .....................................................      0.59%

THE INDICES
--------------------------------------------------------------------------------

THE MALAYSIA INDEX (CONTINUED)

   COMPONENT                                                            % WEIGHT
   ---------                                                            --------
   Petronas Dagangan BHD ............................................      0.57%
   IGB Corp Bhd .....................................................      0.57%
   Malaysian Airline System BHD .....................................      0.56%
   KLCC Property Holdings Bhd .......................................      0.55%
   AirAsia BHD ......................................................      0.52%
   DRB-Hicom Bhd ....................................................      0.48%
   Hong Leong Financial Group Bhd ...................................      0.47%
   Malaysian Resources Corp Bhd .....................................      0.42%
   Multi-Purpose Holdings BHD .......................................      0.41%
   Mulpha International Bhd .........................................      0.41%
   Highlands & Lowlands BHD .........................................      0.39%
   Malaysian Pacific Industries .....................................      0.38%
   Guinness Anchor BHD ..............................................      0.35%
   IOI Properties BHD ...............................................      0.31%
   Malaysian Bulk Carriers Bhd ......................................      0.30%
   Scomi Group Bhd ..................................................      0.25%
   TA Enterprise Bhd ................................................      0.24%
   TAN Chong Motor Holdings BHD .....................................      0.18%
   Kurnia Asia Bhd ..................................................      0.18%

HISTORICAL CLOSING LEVELS OF THE MALAYSIA INDEX

All historical data presented in the following graph on the Malaysia Index are not necessarily indicative of the future performance of the Malaysia Index or what the value of the Securities may be. Any historical upward or downward trend in the closing level of the Malaysia Index during any period set forth below is not any indication that the Malaysia Index is more or less likely to increase or decline at any time during the term of the Securities. UBS cannot make any assurances that the future performance of the Malaysia Index or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the Malaysia Index on January 23, 2007 was 313.596.

The following graph sets forth the historical performance of the Malaysia Index from January 29, 1988 through January 23, 2007.

THE INDICES
--------------------------------------------------------------------------------

                               [PERFORMANCE GRAPH]

 1988       1990      1992     1994      1996      1998      2000      2002      2004      2006      2007
105.253   191.751   185.445   355.242   359.363   120.331   222.973   172.969   205.139   223.207   313.596
 99.651   201.318   198.954   369.359   372.659   180.435    239.31   170.061   221.469   230.897
105.159    193.21   193.123   314.808   396.404   175.643   237.088   183.843   224.588   233.941
114.047   173.511   193.603   346.579   417.138   147.948   218.541   193.613    208.58   243.705
116.879   198.577   189.989   334.939   399.929   121.595   225.104   180.079   199.127   236.626
131.322   196.551   190.989   340.402   401.426    93.863   201.369   177.391   200.934   229.453
130.681    214.67   191.779   349.164   376.633    83.721   191.658   176.635    203.67   235.317
 116.31   185.729   183.571   388.148    396.91    60.309   189.797   174.721   201.848   240.514
118.298   155.825   196.469   386.127   403.222    56.178   166.881   156.631   207.692   240.958
121.515   166.431    211.52   383.102   411.174    61.882   177.656   162.993   209.706   249.725
122.059   159.824    212.45   350.477   427.943    77.864   173.092   156.067   222.597   276.766
123.862   170.365   203.134   333.765   432.058    91.784   160.706   159.967    220.21   288.645
134.096   170.081    197.92   299.807   438.128    93.188   173.285   166.156   223.595
133.824   188.806   207.653    340.31   457.174   102.588   169.231   161.427   221.616
138.671   194.099   214.056   341.028   431.433    94.899   154.138   157.746   211.285
152.394   189.222   249.119   336.698   382.766   131.802   138.063   155.993    211.86
151.426   194.464   257.848   374.266   389.859   146.909   134.532   166.335   206.469
152.008   187.351   247.682   367.793   379.129   162.317   139.369   172.299   212.781
159.291   183.439   259.953   375.599   341.885   154.665   157.081   179.872   228.254
156.718   167.933   284.937   353.992   238.252   180.435   164.812   184.886   220.324
168.293   160.533   306.134   347.139    220.46   156.726   147.074   181.415    224.79
160.776   164.931   354.926   327.831   173.958   177.109   142.774   204.455   219.783
171.922   166.216   348.584    328.25   136.819   175.023   151.404   195.947     215.9
 189.02   175.603   421.024   346.967   135.631   194.211   164.332   196.947   216.854

SOURCE: BLOOMBERG L.P.

THE SINGAPORE INDEX

The MSCI Singapore Index(SM) (the "Singapore Index") is a free float-adjusted market capitalization index of 39 stocks that is designed to measure equity market performance in Singapore. The Singapore Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "SGY."

As of January 23, 2007, the components of the Singapore Index and their weights were as follows.

   COMPONENT                                                            % WEIGHT
   ---------                                                            --------
   DBS Group Holdings Ltd ...........................................     13.19%
   Singapore Telecommunications Ltd .................................     12.31%
   United Overseas Bank Ltd .........................................     11.13%
   Oversea-Chinese Banking Corp .....................................      9.91%
   Singapore Airlines Ltd ...........................................      5.02%
   Keppel Corp Ltd ..................................................      4.95%
   CapitaLand Ltd ...................................................      4.56%
   City Developments Ltd ............................................      3.90%
   Singapore Press Holdings Ltd .....................................      3.54%
   Singapore Exchange Ltd ...........................................      2.82%
   Singapore Technologies Engineering Ltd ...........................      2.24%
   Fraser and Neave Ltd .............................................      2.22%
   Venture Corp Ltd .................................................      1.74%
   SembCorp Industries Ltd ..........................................      1.65%
   ComfortDelgro Corp Ltd ...........................................      1.63%
   CapitaMall Trust .................................................      1.48%
   Keppel Land Ltd ..................................................      1.46%
   CapitaCommercial Trust ...........................................      1.35%
   UOL Group Ltd ....................................................      1.26%
   Ascendas Real Estate Investment Trust ............................      1.24%
   Cosco Corp Singapore Ltd .........................................      1.07%
   Parkway Holdings Ltd .............................................      1.03%
   Jardine Cycle & Carriage Ltd .....................................      0.97%

THE INDICES
--------------------------------------------------------------------------------

THE SINGAPORE INDEX (CONTINUED)

   COMPONENT                                                            % WEIGHT
   ---------                                                            --------
   Suntec Real Estate Investment Trust ..............................      0.92%
   SembCorp Marine Ltd ..............................................      0.86%
   STATS ChipPAC Ltd ................................................      0.79%
   Singapore Post Ltd ...............................................      0.77%
   Chartered Semiconductor Manufacturing Ltd ........................      0.65%
   Wing Tai Holdings Ltd ............................................      0.63%
   Olam International Ltd ...........................................      0.63%
   Want Want Holdings Ltd ...........................................      0.56%
   Singapore Land Ltd ...............................................      0.56%
   Allgreen Properties Ltd ..........................................      0.56%
   Noble Group Ltd ..................................................      0.54%
   Neptune Orient Lines Ltd .........................................      0.53%
   SMRT Corp Ltd ....................................................      0.42%
   Haw Par Corp Ltd .................................................      0.37%
   Creative Technology Ltd ..........................................      0.30%
   Singapore Petroleum Co Ltd .......................................      0.28%

HISTORICAL CLOSING LEVELS OF THE SINGAPORE INDEX

All historical data presented in the following graph on the Singapore Index are not necessarily indicative of the future performance of the Singapore Index or what the value of the Securities may be. Any historical upward or downward trend in the closing level of the Singapore Index during any period set forth below is not any indication that the Singapore Index is more or less likely to increase or decline at any time during the term of the Securities. UBS cannot make any assurances that the future performance of the Singapore Index or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the Singapore Index on January 23, 2007 was 381.20.

The following graph sets forth the historical performance of the Singapore Index from August 31, 1995 through January 23, 2007.

                               [PERFORMANCE GRAPH]

  1995    1996    1997    1998    1999    2000    2001    2002    2003    2004     2005    2006    2007
         364.95  337.18  196.69  210.33  300.35  253.86  224.49  157.69  226.45   251.78  287.03  381.2
         362.29  332.05  230.24  211.17  276.87  248.03  215.24  156.05  229.95   251.66  294.42
         352.55  303.23  223.28  220.92  274.83   213.4  227.58  156.01  225.39      254  300.76
         351.09  292.58  202.73  279.58  290.58  217.32  216.67   157.5  224.12   251.14  311.36
         331.45  308.48  173.58  265.65  239.56  205.29  208.41  166.67  218.09    255.4  282.93
         327.49  306.77  150.68  290.89  270.99  209.94  192.94  178.87   223.9   264.17  290.78
         302.13  313.46  156.98  291.64  271.63  204.76   188.4  191.64  229.65   279.81  290.31
  296.7  313.15  252.08  129.85  284.47   278.6  199.33  185.94  197.54  231.48   269.26     296
  303.4  313.48  262.95  145.22  279.28  257.52   160.5  166.83   200.4  238.81   272.51  307.74
 303.85  298.67  223.59  179.48  286.37  259.26  167.24  181.62  213.73  237.87   262.67  326.87
 310.19   316.8  236.43  212.86  306.04  253.96  180.52     172     210  240.51   272.69  345.71
 329.06  323.28  229.04  212.37  339.73  252.29  201.44  164.46  216.12  246.86   278.51  364.68

SOURCE: BLOOMBERG L.P.

THE INDICES
--------------------------------------------------------------------------------

THE THAILAND INDEX

The MSCI Thailand Index(SM) (the "Thailand Index") is a free float-adjusted market capitalization index that is designed to measure equity market performance in Thailand. The Thailand Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "MXTH."

As of January 23, 2007, the components of the Thailand Index and their weights were as follows.

   COMPONENT                                                            % WEIGHT
   ---------                                                            --------
   PTT PCL ..........................................................     14.15%
   PTT Exploration & Production PCL .................................      8.79%
   Bangkok Bank PCL .................................................      8.67%
   Siam Cement PCL ..................................................      6.16%
   Kasikornbank PCL .................................................      5.85%
   Advanced Info Service PCL ........................................      5.47%
   Siam Commercial Bank PCL .........................................      4.20%
   IRPC PCL .........................................................      4.03%
   Bangkok Bank PCL .................................................      3.51%
   Krung Thai Bank PCL ..............................................      2.71%
   Siam Cement PCL ..................................................      2.58%
   Kasikornbank PCL .................................................      2.56%
   Banpu PCL ........................................................      2.19%
   Airports of Thailand PCL .........................................      1.88%
   Rayong Refinery PCL ..............................................      1.88%
   Thai Airways International Pcl ...................................      1.85%
   PTT Chemical PCL .................................................      1.70%
   BEC World PCL ....................................................      1.50%
   Electricity Generating PCL .......................................      1.50%
   Glow Energy PCL ..................................................      1.39%
   Siam City Cement Pcl .............................................      1.38%
   Ratchaburi Electricity Generating Holdin .........................      1.30%
   Land and Houses PCL ..............................................      1.23%
   Charoen Pokphand Foods PCL .......................................      1.16%
   Central Pattana PCL ..............................................      1.15%
   Land and Houses PCL ..............................................      1.08%
   CP Seven Eleven PCL ..............................................      1.08%
   Hana Microelectronics Pcl ........................................      1.07%
   True Corp PCL ....................................................      0.87%
   Precious Shipping PCL ............................................      0.74%
   Aromatics Thailand PCL ...........................................      0.72%
   Bangkok Expressway PCL ...........................................      0.68%
   Siam Makro PCL ...................................................      0.64%
   Delta Electronics Thai PCL .......................................      0.62%
   Thanachart Capital PCL ...........................................      0.60%
   Thai Union Frozen Products PCL ...................................      0.57%
   Kiatnakin Bank PCL ...............................................      0.53%
   Italian-Thai Development PCL .....................................      0.51%
   Sahaviriya Steel Industries PCL ..................................      0.50%
   Tisco Bank PCL ...................................................      0.48%
   Kim Eng Securities Thailand PCL ..................................      0.32%
   Sino Thai Engineering & Construction PCL .........................      0.21%

THE INDICES
--------------------------------------------------------------------------------

HISTORICAL CLOSING LEVELS OF THE THAILAND INDEX

All historical data presented in the following graph on the Thailand Index are not necessarily indicative of the future performance of the Thailand Index or what the value of the Securities may be. Any historical upward or downward trend in the closing level of the Thailand Index during any period set forth below is not any indication that the Thailand Index is more or less likely to increase or decline at any time during the term of the Securities. UBS cannot make any assurances that the future performance of the Thailand Index or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the Thailand Index on January 23, 2007 was 263.36.

The following graph sets forth the historical performance of the Thailand Index from January 1, 1988 through January 23, 2007.

                               [PERFORMANCE GRAPH]

 1988     1990     1992     1994     1996     1998      2000     2002     2004     2006     2007
 115.3   298.98   243.82   639.22   528.37   160.88    204.95    107.5   280.47   291.98   274.85
   136   291.01   265.79   574.47   580.24   236.59    198.58   127.32   254.21   313.19   263.36
140.38   273.35      268   518.08   544.07   232.08    155.82   136.45   258.59   304.57
153.69   284.85   284.68   471.71   532.89   187.82    170.25   134.92   240.79   293.46
156.18   285.36   263.52   486.62   543.09   166.87     160.6   132.49   241.27   306.59
168.16    328.2   244.59   530.86   553.41   126.48    130.62   146.29   242.01   283.12
172.06   345.14   262.89   510.28   523.61    95.82    136.01    135.6   245.32   271.29
164.31   365.96   259.13   564.68   445.76    96.99    111.34   129.62   242.01   278.39
167.12    287.2   262.58   623.54   452.21    73.94    125.37   125.31   240.24    279.4
158.12   213.23   296.12   595.89   453.02    95.13    103.94   116.76   247.41   280.68
146.55   211.08   330.88   620.98   366.75   122.56    104.81   127.15   243.38   295.65
 142.7   182.18   314.98   554.96   376.04   139.84    108.69    132.5   257.06   302.68
158.84   206.61   321.02    558.2    333.7   135.05    102.46   130.23   263.88
157.31   226.55   359.16      491   317.68   140.61    131.36   138.54   273.09
156.02   264.68    353.3   521.27   290.42   128.51    128.07   134.41   292.83
177.07   292.45   324.08   488.67    286.7   137.05    110.64    138.1      266
194.31   290.09   331.73   489.94   273.42   193.89    113.83   140.16   257.57
208.42   262.08   321.33   571.88   229.81   185.62    114.22   153.27   261.75
209.72   248.74   336.33   567.01   217.98   216.73    116.54   170.68   265.49
231.13   240.83   346.97   558.57    294.1   190.85    105.52   174.89   271.79
232.39   235.83   355.11   534.03   208.19   190.62    121.72   188.74   281.27
238.92   222.49   363.38   531.22   247.11   163.39    100.51   199.64   290.33
271.96   213.86   472.61   524.04   184.17   175.52     96.92   211.53   268.29
         225.92   492.99   492.46   162.28    185.4    108.92    215.8   268.77

SOURCE: BLOOMBERG L.P.

The Malaysia, Singapore and Thailand Indices are part of a series of indexes sponsored by MSCI called the "MSCI Standard Index series."

All information in this prospectus supplement regarding the MSCI Indices, including, without limitation, their make-up, method of calculation and changes in their components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, Morgan Stanley Capital International Inc. (the "MSCI Indices Sponsor"). The MSCI Indices Sponsor has no obligation to continue to publish, and may discontinue publication of, the MSCI Indices. We no not assume any responsibility for the accuracy or completeness of such information. Historical performance of the MSCI Indices is not an indication of future performance. Future performance of the MSCI Indices may differ significantly from historical performance, either positively or negatively.

CONSTRUCTING THE MSCI STANDARD INDEX SERIES

MSCI undertakes an index construction process which involves:

o     Defining the equity universe.

THE INDICES
--------------------------------------------------------------------------------

o Adjusting the total market capitalization of all securities in the universe for free floating available to foreign investors.

o Classifying the universe of securities under the Global Industry Classification Standard ("GICS").

o Selecting securities for inclusion according to MSCI's index construction rules and guidelines.

Defining the Equity Universe

The index construction process starts at the country level, with the identification of the universe of investment opportunities.

MSCI classifies each company and its securities in one and only one country. This allows securities to be sorted distinctly by their respective countries. In general, companies and their respective securities are classified as belonging to the country in which they are incorporated. All listed equity securities, or listed securities that exhibit characteristics of equity securities, except investment trusts, mutual funds and equity derivatives, are eligible for inclusion in the universe. Generally, only equity or equity-like securities that are listed in the country of classification are included in the universe.

Adjusting the Total Market Capitalization of Securities for Free Float

After identifying the universe of securities, MSCI calculates the free float-adjusted market capitalization of each security in that universe. The process of free floating-adjusting market capitalization involves:

o Defining and estimating the free float available to foreign investors for each security, using MSCI's definition of free float.

o     Assigning a free float-adjustment factor to each security.

o Calculating the free float-adjustment market capitalization of each security.

MSCI defines the free float of a security as the proportion of shares outstanding that are deemed to be available for purchase in the public equity markets by international investors. In practice, limitations on free float available to international investors include:

o Strategic and other shareholdings not considered part of available free float.

o     Limits on share ownership for foreign investors.

o     Other foreign investment restrictions.

MSCI's estimation of free float is based solely on publicly available shareholder information obtained from multiple information sources. For each security, all available shareholdings are considered where public data is available, regardless of the size of the shareholding. Construction may be conducted with analysts, other industry experts and official company contracts, particularly where disclosure standards or data quality make the estimation of free float difficult.

Classifying the universe of securities under the Global Industry Classification Standard

In addition to the free floating-adjustment of market capitalization, all securities in the universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P, the Global Industry Classification Standard ("GICS"). The comprehensive classification scheme provides a universal approach to industries worldwide and forms the basis for achieving MSCI's objective of reflecting broad and fair representation in its indexes.

THE INDICES
--------------------------------------------------------------------------------

GICS consists of 10 sectors, 24 industry groups, 64 industries and 139 sub-industries. Each company is assigned to one sub-industry. The GICS guidelines used to determine the appropriate industry classification are:

o A security is classified in a sub-industry according to the business activities that generate approximately 60% or more of the company's revenues.

o A company engaged in two or more substantially different business activities, none of which contributes 60% or more of revenues, is classified in the sub-industry that provides the majority of both the company's revenues and earnings.

o Where the above guidelines cannot be applied, or are considered inappropriate, further analysis is conducted, and other factors are analyzed to determine an appropriate classification.

Selecting Securities for Index Inclusion

In order to ensure a broad and fair representation in the indexes of the diversity of business activities in the universe, MSCI follows a "bottom-up" approach to index construction, building indexes from the industry group level up. The bottom-up approach to index construction requires a thorough analysis and understanding of the characteristics of the universe. This analysis drives the individual security selection decisions, which aim to reflect the overall features of the universe in the country index.

MSCI targets an 85% free float-adjusted market representation level within each industry group, within each country. The security selection process within each industry group is based on the careful analysis of:

o Each company's business activities and the diversification that its securities would bring to the index.

o The size (based on free float-adjusted market capitalization) and liquidity of securities. All other things being equal, MSCI targets for inclusion the most sizable and liquid securities in an industry group. In addition, securities that do not meet the minimum size guidelines discussed below and/or securities with inadequate liquidity are not considered for inclusion.

o The estimated free float for the company and its individual share classes. Only securities of companies with an estimated overall and/or security free float greater than 15% are, in general, considered for inclusion.

MAINTAINING THE MSCI STANDARD INDEX SERIES

Overall, index maintenance can be described by three broad categories of implementation of changes.

o Annual full country index reviews that systematically re-assess the various dimensions of the equity universe for all countries and are conducted on a fixed annual timetable.

o Quarterly index reviews, aimed at promptly reflecting other significant market events.

o Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indexes rapidly as they occur.

Potential changes in the status of countries (standalone, emerging, developed) follow their own separate timetables. These changes are normally implemented in one or more phases at the regular annual full country index review and quarterly index review dates.

THE INDICES
--------------------------------------------------------------------------------

Annual Full Country Index Review

The objective of the annual full country review, which is carried out every May, is to systematically re-assess the various dimensions of the equity universe for all countries on a fixed annual timetable. This includes a re-appraisal of the free float-adjusted industry group representation within a country, a detailed review of the shareholder information used to estimate free float for constituent and non-constituent securities, updating of minimum size guidelines for new and existing constituents, as well as changes typically considered for a quarterly index review as discussed below.

Quarterly Index Review

The quarterly index review process is designed to ensure that the indexes continue to be an accurate reflection of the evolving equity marketplace. This is achieved by rapidly reflecting significant market driven changes that were not captured in the index at the time of their actual occurrence and that should not wait until the annual full country index review due to their importance.

During a quarterly index review, securities may be added to or deleted from a country index for a variety of reasons including the following:

o Additions or deletions of securities, due to one or more industry groups having become significant over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

o Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float, and relaxation/removal or decreases of foreign ownership limitations not implemented immediately.

o Replacement of companies, which are no longer suitable industry representatives.

o Deletion of securities whose company and/or security free float has fallen to less than 15%.

o     Deletion of securities that have become very small or illiquid.

o Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

o     Additions or deletions of securities as a result of other market events.

Ongoing Event-Related Changes

Ongoing event-related changes to the indexes are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. Ongoing event-related charges can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indexes at the time of the event.

Announcement Policy

The results of the annual full country index review are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May.

The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February, August and November.

All changes resulting from the corporate events are announced prior to their implementations.

THE INDICES
--------------------------------------------------------------------------------

The changes are typically announced at least ten business days prior to these changes becoming effective in the indexes as an "expected" announcement, or as an "undetermined" announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends "confirmed" announcements at least two business days prior to events becoming effective in the indexes, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 PM U.S. Eastern Standard Time (EST).

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of large secondary offerings for existing constituents, where possible, these changes will be announced prior to the end of a relevant subscription period and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both equity offerings and secondary offerings for U.S. securities will be confirmed through an announcement during market hours for same or next day implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable.

LICENSE AGREEMENT

MSCI and UBS have agreed to enter into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the Malaysia Index, the Singapore Index and the Thailand Index (the "MSCIIndices") in connection with securities, including the Securities. The MSCI Indices are owned and published by MSCI.

The Securities are not sponsored, endorsed, sold or promoted by MSCI or any affiliate of MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or the ability of the MSCI Indices to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the MSCI Indices, which is determined, composed and calculated by MSCI without regard to the Securities or UBS. MSCI has no obligation to take the needs of UBS or the owners of this security into consideration in determining, composing or calculating the MSCI Indices. MSCI is not responsible for and has not participated in the determination of the timing of, pricing at or quantities of this security or in the determination or calculation of the equation by which this security is redeemable for cash. Neither MSCI nor any other party has any obligation or liability to owners of the Securities in connection with the administration, marketing or trading of the Securities.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE'S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE MSCI INDICES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. FURTHER, NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH

THE INDICES
--------------------------------------------------------------------------------

RESPECT TO THE MSCI INDICES AND ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE MSCI INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the Securities, or any other person or entity, should use or refer to MSCI's trade name, trade mark or service mark rights to the designations "Morgan Stanley Capital International(R)," "MSCI(R)," "Morgan Stanley Capital International Perspective(R)," to sponsor, endorse, market or promote the Securities without first contacting MSCI to determined whether MSCI's permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

--------------------------------------------------------------------------------

Valuation of the Securities

AT MATURITY. You will receive a cash payment at maturity that is based on the Index Return of each Basket Index, which may be positive or negative, as adjusted according to the weight of the particular Basket Index. For each Basket Index for which the Index Return is positive, you will participate in 139% of such Index Return. You may lose some or all of your principal if the Index Returns of one or more Basket Indices is negative. For a description of how your payment at maturity will be calculated, see "Specific Terms of the Securities--Payment at Maturity" on page S-36.

For further information concerning the calculation of the payment at maturity, see "What are the steps to calculate payment at maturity" on page S-5 and "Specific Terms of the Securities--Payment at Maturity" beginning on page S-36.

PRIOR TO MATURITY. The market value of the Securities will be affected by several factors many of which are beyond our control. We expect that generally the level of each Basket Index on any day will affect the market value more than any other single factor. Other factors that may influence the market value of the Securities include, but are not limited to, supply and demand, exchange rates, the volatility of the Basket Indices, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-8 for a discussion of the factors that may influence the market value of the Securities prior to maturity.

--------------------------------------------------------------------------------

Specific Terms of the Securities

In this section, references to "holders" mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Securities are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (I.E., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below. The Securities are linked to the performance of an Index Basket (the "Basket"), which is comprised of five equity indices (each, a "Basket Index" and together, "Basket Indices") weighted as follows:

     BASKET INDICES                                                 WEIGHTS
     ----------------------------------------------------------------------
     FTSE/Xinhua China 25 Index(TM) ("China 25 Index") ..........       30%
     Korea KOSPI(TM) 200 Index ("KOSPI2 Index") .................       30%
     MSCI Malaysia Index(SM) ("Malaysia Index") .................       20%
     MSCI Singapore Index(SM) ("Singapore Index") ...............       10%
     MSCI Thailand Index(SM) ("Thailand Index") .................       10%

COUPON

We will not pay you interest during the term of the Securities.

DENOMINATION

Your minimum investment is 10,000 Securities at a principal amount of $10.00 per Security (for a total minimum purchase price of $100,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 10,000 Securities.

PAYMENT AT MATURITY

You will receive a cash payment at maturity that is based on the Index Return of each Basket Index, which may be positive or negative, as adjusted according to the weight of the particular Basket Index. For each Basket Index for which the Index Return is positive, you will participate in 139% of such Index Return (the "Participation Rate"). You may lose some or all of your principal if the Index Returns of one or more Basket Indices is negative.

For each $10 principal amount of the Securities, we will pay you an amount in cash equal to the sum of (i) $10 and (ii) the sum of the Weighted Index Component Return for all of the Basket Indices multiplied by $10.

SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------

The "Index Return" for each Basket Index is the difference between the closing level of the Basket Index on the trade date relative to the average of the closing levels of the Basket Index on each of the Averaging Dates, including the final valuation date, and is calculated as follows:

            Index Return = Index Ending Level - Index Starting Level
                           -----------------------------------------
                                     Index Starting Level

The "Index Starting Level" of each Basket Index is the closing level of the particular basket index on the trade date. The "Index Ending Level" is the arithmetic average of the closing levels of each Basket Index on each of the Averaging Dates, including the final valuation date.

The "Averaging Dates" are: August 31, 2011; September 30, 2011; October 31, 2011; November 30, 2011; December 30, 2011; and the final valuation date.

The "Index Component Return" for each Basket Index is calculated as follows:

      IF THE INDEX RETURN FOR THE BASKET INDEX IS POSITIVE:

      Index Component Return = Index Return x Participation Rate

      The Participation Rate will be equal to 139%.

      INDEX RETURN FOR THE BASKET INDEX IS NEGATIVE:

      Index Component Return = Index Return

The "Weighted Index Component Return" will equal the Index Component Return for each Basket Index multiplied by the Weight of such Basket Index. The Weighted Index Component Return will be rounded to two decimal places.

      Weighted Index Component Return = Index Component Return x Weight

The Weights of the respective Basket Indices are as follows:

      China 25 Index ..................   30%
      KOSPI2 Index ....................   30%
      Malaysia Index ..................   20%
      Singapore Index .................   10%
      Thailand Index ..................   10%

The payment at maturity for each Security will be calculated as follows:

      Payment at maturity = $10 + ($10 x sum of the Weighted Index Component Returns for all of the Basket Indices)

MATURITY DATE

The maturity date will be January 30, 2012, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be January 23, 2012, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first

SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------

following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Securities be postponed by more than ten business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Index Ending Level for each Basket Index on the final valuation date. As described above, the final valuation date may be postponed and thus the determination of the Basket Ending Level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing for one or more Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Index Ending Level be postponed by more than ten business days.

If the determination of the Index Ending Level is postponed to the last possible day, but a market disruption event for one or more Basket Indices occurs or is continuing on that day, that day will nevertheless be the date on which the Index Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index Ending Level.

Any of the following will be a market disruption event:

o a suspension, absence or material limitation of trading in a material number of Basket Constituent Stocks in the relevant Basket Index for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

o a suspension, absence or material limitation of trading in option or futures contracts relating to one or more of the Basket Indices or a material number of Basket Constituent Stocks in the relevant Basket Index in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

o one or more of the Basket Indices are not published, as determined by the calculation agent in its sole discretion; or

o in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging" on page S-42.

The following events will not be market disruption events:

o a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

o a decision to permanently discontinue trading in the option or futures contracts relating to one or more Basket Indices or any Basket Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to one or more Basket Indices or any Basket Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Securities in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Security. Although the terms of the Securities may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Securities. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

o the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

o the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

o     no quotation of the kind referred to above is obtained, or

o every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

o A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

o P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE BASKET INDICES; ALTERATION OF METHOD OF CALCULATION

If any Index Sponsor discontinues publication of its respective Basket Index and it or any other person or entity publish a substitute index that the calculation agent determines is comparable to the particular Basket Index and approves as a successor index, then the calculation agent will determine the Index Ending Level for the particular Basket Index and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of one or more Basket Indices are discontinued and that there is no successor index on the date when the ending level of the particular Basket Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or one or more indices and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the particular Basket Index.

If the calculation agent determines that the Basket Constituent Stocks or the method of calculating the particular Basket Index has been changed at any time in any respect that causes the particular Basket Index not to fairly represent the value of the particular Basket Index had such changes not been made or that otherwise affects the calculation of the Index Ending Level for the particular Basket Index or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the particular Basket Index that it believes are appropriate to ensure that the Index Ending Level for the particular Basket Index used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to Index Ending Levels and the amount payable at maturity or otherwise relating to the levels of the Basket Indices may be made by the calculation agent in its sole discretion.

SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Securities, we mean a day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, market disruption events, business days, the default amount, the Index Ending Levels of each of the Basket Indices and the amount payable in respect of your Securities. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Securities will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to one or more Basket Indices and/or listed and/or over-the-counter options or futures or exchange-traded funds on the Basket Constituent Stocks or one or more of the Basket Indices prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

o     acquire or dispose of securities of the issuers of Basket Constituent
      Stocks;

o acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the closing level of any Basket Index or the value of the Basket Constituent Stocks;

o acquire or dispose of positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the closing level of other similar market indices or stocks, or

o     any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the Basket Constituent Stocks, listed or over-the-counter options or futures on the Basket Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any Basket Index or other components of the equities market.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE SECURITIES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-8 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF SEPTEMBER 30, 2006 (UNAUDITED)                               CHF       USD
--------------------------------------------------------------------------------
                                                                 (IN MILLIONS)
Debt
   Debt issued(1) ..........................................   311,351   248,878
                                                               -------   -------
   Total Debt ..............................................   311,351   248,878
Minority Interest(2) .......................................     6,300     5,036
Shareholders' Equity .......................................    48,403    38,691
                                                               -------   -------
Total capitalization .......................................   366,054   292,604
                                                               =======   =======

----------
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION.

(2)   INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.79935 (the exchange rate in effect as of September 30, 2006).

--------------------------------------------------------------------------------

Supplemental U.S. Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS RELATING TO THE SECURITIES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE SECURITIES. PROSPECTIVE PURCHASERS OF THE SECURITIES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE SECURITIES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE SECURITIES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

      o     a dealer in securities,

      o a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

      o     a bank,

      o     a life insurance company,

      o     a tax-exempt organization,

      o a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

      o a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are:
(i) a citizen or resident of the United States, (ii) a domestic corporation,
(iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid cash-settled forward contract with respect to the Basket and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you would recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal

SUPPLEMENTAL U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

to the difference between the amount you receive at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Securities will generally begin on the date after the issue date (I.E., the settlement date) for your Securities and, if you hold your Securities until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENTS. Alternatively, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If the Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Securities should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

TREASURY REGULATIONS REQUIRING DISCLOSURE OF REPORTABLE TRANSACTIONS. Treasury regulations require United States taxpayers to report certain transactions ("Reportable Transactions") on Internal Revenue Service Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

BACKUP WITHHOLDING AND INFORMATION REPORTING. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

      o payments of principal and interest on a Security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

      o the payment of the proceeds from the sale of a Security effected at a United States office of a broker.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

      o     fails to provide an accurate taxpayer identification number,

      o is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

      o in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

      o the proceeds are transferred to an account maintained by you in the United States,

      o the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

      o the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a Security effected at a foreign office of a broker will be subject to information reporting if the broker is:

      o     a United States person,

      o     a controlled foreign corporation for United States tax purposes,

      o a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

      o     a foreign partnership, if at any time during its tax year:

            o one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

            o such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

--------------------------------------------------------------------------------

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------

Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Securities at the original issue price applicable to the offered Securities to be resold. In connection with the sale of these Securities, UBS Financial Services Inc. will receive a fee of up to the underwriting discount set forth on the cover of this prospectus supplement. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Securities after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Securities against payment for the Securities on the fifth business day following the date of the pricing of the Securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Securities on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Securities initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ..........................................    S-1
Risk Factors ...........................................................    S-8
The Indices ............................................................   S-15
Valuation of the Securities ............................................   S-35
Specific Terms of the Securities .......................................   S-36
Use of Proceeds and Hedging ............................................   S-42
Capitalization of UBS ..................................................   S-43
Supplemental U.S. Tax Considerations ...................................   S-44
ERISA Considerations ...................................................   S-47
Supplemental Plan of Distribution ......................................   S-48

PROSPECTUS

Introduction ...........................................................      3
Cautionary Note Regarding Forward-Looking Information ..................      5
Incorporation of Information About UBS AG ..............................      7
Where You Can Find More Information ....................................      8
Presentation of Financial Information ..................................      9
Limitations on Enforcement of U.S. Laws Against UBS AG, Its
  Management and Others ................................................     10
Capitalization of UBS ..................................................     10
UBS ....................................................................     11
Use of Proceeds ........................................................     13
Description of Debt Securities We May Offer ............................     14
Description of Warrants We May Offer ...................................     36
Legal Ownership and Book-Entry Issuance ................................     53
Considerations Relating to Indexed Securities ..........................     59
Considerations Relating to Securities Denominated or Payable in or
  Linked to a Non-U.S. Dollar Currency .................................     62
U.S. Tax Considerations ................................................     65
Tax Considerations Under the Laws of Switzerland .......................     76
ERISA Considerations ...................................................     78
Plan of Distribution ...................................................     79
Validity of the Securities .............................................     82
Experts ................................................................     82

UBS AG
Performance
Securities

UBS AG $10,000,000 SECURITIES
LINKED TO AN INTERNATIONAL
BASKET OF INDICES
DUE JANUARY 30, 2012

PROSPECTUS SUPPLEMENT

JANUARY 23, 2007
(TO PROSPECTUS DATED MARCH 27, 2006)

[USB LOGO]

UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.